Exhibit 99.1

NOTE

(Made Pursuant to the SBA Paycheck Protection Program as Authorized by Title I of the CARES Act)

This Note is made in connection with a loan made pursuant to the SBA

Paycheck Protection Program (“PPP”) as authorized by the

CARES Act. This Note is subject to the statutes, regulations and rules governing the PPP, as the same may be amended from time to time or interpreted by the SBA from time to time.

SBA Loan#	70663471-05
CIT Loan#	70663471-05
Date	April 19, 2020
Loan Amount	$1,963,800.00
Interest Rate	1.00% (based on a year of 360 days)
Borrower	Crown Crafts, Inc.
Lender	CIT Bank, N.A.
I.	PROMISE TO PAY:

A.       In return for the Loan, Borrower promises to pay to the order of Lender the principal amount of One Million Nine Hundred Sixty-three Thousand Eight Hundred & 00/100 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

B. Under the PPP, certain amounts may be forgiven by the Lender under the direction of the Administrator of the SBA so long as the requirements of the PPP for forgiveness are satisfied. Until an amount is forgiven, the principal amount owed is as set forth in the preceding paragraph and interest accrues thereon. Forgiveness does not occur automatically. Borrower must submit a request for forgiveness and all required documentation, and forgiveness will not occur unless and until the request for forgiveness is approved. Borrower should submit the request for approval timely in accordance with the rules of the PPP to avoid unnecessary delay.

2.	DEFINITIONS:

“Application” shall mean the SBA Form 2483 together with all supporting documentation submitted to Lender as the application for the Loan.

“Disbursement Date” means the date on which the Loan is disbursed by Lender.

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower, including without limitation, the Application on SBA Form 2483.

“Maturity Date” means the date that is two (2) years from the Disbursement Date.

“Payroll Costs” shall have the meaning set forth in the CARES Act and Section 2(f) of the SBA’s PPP rules, as the same may be amended, modified, supplemented or interpreted by the SBA from time to time.

“PPP” means the Paycheck Protection Program set forth in Sections 1102 and 1106 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), as may be amended, modified or supplemented from time to time or interpreted by the SBA from time to time, and the rules and regulations promulgated thereunder or in connection therewith.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates.

The payment terms for this Note are:

Interest: The interest rate is a fixed rate of 1.00% per year on the outstanding principal balance. Interest shall accrue at the interest rate from the Disbursement Date on a basis of a 360 day year, for the actual days elapsed. The interest rate will not be changed during the life of the loan.

Payment Deferral: No payments of principal or interest shall be due for six months from the Disbursement Date, although interest will accrue on the outstanding principal during this period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the Disbursement Date:

A.	Payroll Costs;

B.	Any payment of interest (but not of principal) on mortgages incurred before February 15, 2020 (each, a “Covered Mortgage Interest Payment”);

C.	Any payment of a rent obligation on leases dated before February 15, 2020 (a “Covered Rent Payment”); and

D.	Any payment of covered utilities under service agreements dated before February 15, 2020 (a “Covered Utility Payment”).

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the PPP. Not more than twenty-five percent (25%) of the amount forgiven can be attributable to non-Payroll Costs. Borrower has received an EIDL (Economic Injury Disaster Loan) advance in the amount of $0. That amount will be subtracted from the loan forgiveness amount.

Loan Repayment: Commencing on the first (1st) calendar day of the seventh (7th) calendar month after the Disbursement Date, and on the same day of each calendar month thereafter until the Maturity Date, Borrower shall pay Lender installments of principal and accrued interest in an amount determined by Lender and notified to Borrower prior to each of the seventh (7th) and thirteenth (13th) calendar month after the Disbursement Date. All remaining outstanding and unpaid principal and accrued interest shall be due on the Maturity Date. Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Commencing on the first (1st) calendar day of the thirteenth (13th) calendar month after the Disbursement Date, the Loan will be re-amortized over the remaining Loan term. Principal and interest payments will be adjusted accordingly–1.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

a.	Give Lender written notice;

b.	Pay all accrued interest then unpaid; and

c.

If the prepayment is received less than 21 days from the date Lender receives the written notice from Borrower, pay an amount equal to 21 days' interest from the date Lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

__________________________

1 By way of example only, if the loan amount is $1,000,000 and $750,000 is forgiven six (6) months after the Disbursement Date, the remaining principal amount repayable is $250,000, plus interest.  Interest accrues on the full $1,000,000 until the date of forgiveness, and accrues on the remaining principal balance thereafter.  Payments due commencing on the first day of months 7-12 would be $13,999.10, and would be adjusted to $14,419.78 for months 13 – 24, with all remaining outstanding and unpaid principal and accrued interest due on the Maturity Date.

If Borrower does not prepay the amount specified in its notice within 30 days from the date Lender receives the notice, Borrower must give Lender a new written notice and comply with subparagraphs b and c above.

4.	DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower :

A.	Fails to do anything required by this Note and other Loan Documents, including but not limited to using Loan proceeds for purposes other than those expressly permitted under the PPP;

B.	Defaults on any other loan with Lender or any affiliate to Lender;

C.	Is not eligible to receive a loan under the PPP when the Loan is made;

D.	Does not disclose, or anyone acting on Borrower’s behalf does not disclose, any material fact to Lender or SBA;

E.

Makes, or anyone acting on Borrower’s behalf makes, a materially false or misleading representation to Lender or SBA, including but not limited to the making or submission of any false document, statement, authorization, representation or certification to Lender or SBA in the Application or otherwise;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.

Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note, provided that this provision shall not apply to adverse changes or conditions resulting from the Covid-19 pandemic and the circumstances giving rise to the CARES Act ;

L.

(1) Reorganizes, merges, consolidates, or otherwise changes ownership or business structure, (2) makes any distribution of Borrower’s assets that would adversely affect its financial condition, or (3) transfers (including by pledge) or disposes of any assets except in the ordinary course of business, in each case without Lender's prior written consent;

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note; or

N.	Fails to comply with the financial reporting obligations regarding use of Loan proceeds as set forth in 5 below.

5.

FINANCIAL REPORTING Borrower shall keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition. For clarification, and not by way of limitation, Borrower agrees to keep an accurate record of the Loan proceeds used to pay Payroll Costs. Borrower shall provide Lender documentation verifying the number of, and pay rates for, full-time equivalent employees on the Applicant’s payroll whose principal place of residence is in the United States, as well as the dollar amounts of Payroll Costs, Covered Mortgage Interest Payments, Covered Rent Payments, and Covered Utility Payments, for the eight-week period following the Disbursement Date. In particular, at the end of weeks seven (7) and eight (8) following the Disbursement Date and until information for the eight-week period following the Disbursement Date has been provided in full, Borrower shall provide to Lender (on a form provided by Lender, if so provided) a statement of the dollar amount of the uses of the Loan proceeds together with supporting documentation, such as payroll tax filings, cancelled checks and other payment documentation as reasonably requested by Lender. Borrower shall provide such additional information and execute such other certifications as reasonably required by Lender or SBA for implementation of and compliance with the PPP, including for purposes of Loan forgiveness or otherwise. Borrower represents and warrants that all such records and information provided to Lender shall be true and correct in all material respects.

6.	LENDER'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, after a default, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower; or

C.	File suit and obtain judgment;

7.	LENDER'S GENERAL POWERS: Without notice and without Borrower's consent, Lender may:

A.

Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B.	Release anyone obligated to pay this Note; and

C.	Take any action necessary to collect amounts owing on this Note or comply with the PPP.

8.          WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

9.

SUCCESSORS AND ASSIGNS: Under this Note, all references to “Borrower” includes its successors, and to “Lender” includes its successors and assigns. Lender may assign, pledge or grant a security interest in all or any portion of this Note without notice to, or consent of, Borrower.

10.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents or the statutes and regulations applicable to the PPP.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

11.

E-SIGNATURES: For purpose of this note and all other Loan Documents, electronic signatures in any of the following formats shall have the same legal effect, validity and enforceability of original “wet signatures” for all purposes and may be relied upon as such:

A.	Scanned, faxed or photographic images of the “wet signature” of the party executing the document;

B.	A signature placed upon the document using the signature function of a commercially available software program, such as Adobe Acrobat; or

C.	A document signed using a commercial e-signing service, such as Docusign.

By placing an electronic signature on this document, Borrower intends to be legally bound by this Note.

12.	BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower. By signing below, Borrower acknowledges and understands that: (i) Borrower will be forfeiting certain alternative tax benefits that were generally made available in the CARES Act, (ii) Lender is not Borrower’s tax advisor, and this message is not intended to offer Borrower any tax advice, and (iii) Borrower is encouraged to consult with its tax advisor or other qualified professional before Borrower obtains a PPP Loan.

Crown Crafts, Inc.

By:
Name:	Daniel Miller
Title:	Treasurer